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                                                                  EXECUTION COPY


                                                     REGISTRATION RIGHTS
                                        AGREEMENT dated as of August 1, 1997,
                                        among BONE, MUSCLE AND JOINT, INC., a
                                        Delaware corporation (the "Company"),
                                        and COMDISCO, INC., a Delaware
                                        corporation ("Comdisco") and GALTNEY
                                        CORPORATE SERVICES, INC. a Texas
                                        corporation (collectively with Comdisco
                                        and together with any successors, or
                                        permitted assigns or transferees, the
                                        "Holders").


                  The Holders own or have the right to purchase or otherwise acquire shares of the Common Stock, $.001 par value (the "Common Stock"), of the Company. The Company and the Holders deem it to be in their respective best interests to set forth the rights of the Holders in connection with public offerings and sales of the Common Stock.

                  In consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Comdisco Warrant Agreements" shall mean, collectively, (i) that certain Warrant Agreement, dated as of the date hereof, pursuant to which the Company granted to Comdisco warrants to purchase 125,000 shares of the Company's Series E Convertible Preferred Stock and (ii) that certain Warrant Agreement, dated as of the date hereof, pursuant to which the Company granted to Comdisco warrants to purchase 5,000 shares of the Company's Series E Convertible Preferred Stock.

                  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Galtney Warrant Agreement" shall mean that certain Warrant Agreement, dated as of August 22, 1997, pursuant to which

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the Company granted to Comdisco warrants to purchase 37,500 shares of the
Company's Series E Convertible Preferred Stock.

                  "Holders" shall have the meaning set forth in the caption hereof and shall include the Holders that agree in writing to be treated as Holders pursuant to this Agreement and to be bound by the terms and comply with all applicable provisions hereof.

                  "Other Shares" shall mean at any time those shares of Common Stock that do not constitute Primary Shares or Registrable Shares.

                  "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

                  "Registrable Shares" shall mean the shares of Common Stock held by the Holders that constitute Restricted Shares.

                  "Registration Date" shall mean the date upon which the registration statement pursuant to which the Company shall have initially registered shares of Common Stock under the Securities Act for sale to the public shall have been declared effective.

                  "Restricted Shares" shall mean the shares of Common Stock or any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock and any securities received in respect thereof, which are held by an Holders and which have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Senior Creditor" means a bank, insurance company, pension fund, or other institutional lender to be determined, or a syndication of such institutional lenders that provides Senior Debt financing to the Company; provided that Senior Creditor shall not include any officer, director, shareholder, venture capital investor, or insider of the Company, or any affiliate of the foregoing persons, except upon the express written consent of the Holders.

                  "Senior Debt" shall mean any and all indebtedness and obligations for borrowed money (including, without limitation,

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principal, premium (if any) interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by the Company to a Senior Creditor under any Senior Loan Documents, including, but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against the Company.

                  "Senior Loan Documents" shall mean the loan agreement between the Company any a Senior Creditor any other agreement, security agreement, documents promissory note, UCC financing statement, or instrument executed by the Company in favor of a Senior Creditor pursuant to or in connection with the Senior Debt or the loan agreement, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

                  "Senior Debt Shares" shall mean at any time those shares of Common Stock held by any Senior Creditor that do not constitute Primary Shares or Registrable Shares.

                  "Transfer" shall mean any disposition of any Restricted Shares or of any interest therein that would constitute a sale thereof within the meaning of the Securities Act other than any such disposition pursuant to an effective registration statement under the Securities Act and complying with all applicable state securities and "blue sky" laws.

                  "Venture Capitalists" means Naresh Nagpal and those venture capital firms that have acquired, prior to the date hereof, and may acquire, at any time hereafter, securities of the Company and in connection with such acquisition have obtained or may obtain registration rights.

                  "Venture Capital Shares" means the shares of Common Stock or any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock and any securities received in respect thereof, which are held by a Venture Capitalist and which have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

         SECTION 2. Piggyback Registration. If, at any time during the period beginning on the date hereof and ending on the earlier to occur of (a) August 1, 2007, and (b) five (5) years after the effective date of the initial public offering of the Company's Common Stock, the Company proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) (other than in connection with an initial public offering of the Company's Common Stock), it shall promptly give written notice to all

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holders of outstanding Registrable Shares of its intention so to register the
Primary Shares, Senior Lender Shares or Other Shares and, upon the written request, given within 30 days after delivery of any such notice by the Company, of the holders of Registrable Shares to include in such registration Registrable Shares held by such holders (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all such Registrable Shares, Senior Lender Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                       (i)   first, the Primary Shares;

                      (ii) second, the Venture Capital Shares requested to be included in such registration by the Venture Capitalists (pro rata based on the number of Venture Capital Shares held by all Venture Capitalists requesting inclusion of Venture Capital Shares in such registration);

                     (iii) third, the Senior Creditor Shares held by HCFP Funding, Inc. ("HCFP") and requested by HCFP to be included in such registration (pro rata based on the number of Restricted Shares held by HCFP and its permitted assignees requesting inclusion of Registrable Shares in such registration); and

                      (iv) fourth, the Registrable Shares requested to be included in such registration by the Holders (pro rata based on the number of Restricted Shares held by all Holders requesting inclusion of Registrable Shares in such registration); and

                       (v) sixth, the Other Shares (other than already included herein) in such proportion as shall be determined by the Company.

         SECTION 3. Condition to Registration Obligations. The Corporation shall not be obligated to effect the registration of the Registrable Shares pursuant to Section 2 unless each of the Holders electing to participate in such registration executes a power of attorney, custody arrangement and other documents customary in such transactions and reasonably required by the

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managing underwriter thereof prior to the filing of the registration statement.

         SECTION 4. Holdback Agreement. If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section 2) for sale to the public, the Holders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Restricted Shares (other than those shares of Common Stock included in such registration pursuant to Section 2) without the prior written consent of the Company for a period designated by the Company in writing to the holders of Registrable Shares, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement.

         SECTION 5. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                  (a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 90 days (or 12 months for registrations on Form S-3 or successor form) or until all of such Registrable Shares have been disposed of (if earlier);

                  (b) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority in interest of Registrable Shares (the Holders' Counsel"), copies for review and comment during such five days of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days (or 12 months for registrations on Form S-3 or successor form) or until all of such Registrable Shares have been disposed of (if earlier) and to

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         comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares and furnish copies of all such amendments and supplements to Holders' Counsel;

                  (d) notify in writing the Holders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission relating to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amendment or supplement thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and furnish copies of all such notices to Holders' Counsel;

                  (e) use its best efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as the Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of Registrable Shares to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e);

                  (f) furnish to the holders of Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the holders of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                  (g) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of Registrable Shares to consummate the disposition of such Registrable Shares;

                  (h) notify the holders of Registrable Shares on a timely basis at any time when a prospectus relating to such

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         Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in subparagraph (a) of this
         Section 5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the holders of Registrable Shares, prepare and furnish to the holders of Registrable Shares a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (i) make available for inspection by the holders of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the holders of Registrable Shares or any underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such holders of Registrable Shares in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or
         (iii) such Information has been made generally available to the public. The holders of Registrable Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                  (j) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and


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         covering matters of the type customarily covered by cold comfort letters;

                  (k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

                  (l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                  (m) issue to any underwriter to which the holders of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (n) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or such other national securities exchange as the holders of a majority of the Registrable Shares shall request;

                  (o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                  (p) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

         SECTION 6. Expenses. All expenses incurred by the Company in complying with Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and "blue sky" laws, printing expenses, and fees and expenses of the Company's counsel, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Company but shall be borne by the holders of Registrable Shares in proportion to the number of Registrable Shares sold by each of them.

         SECTION 7. Indemnification. In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, each underwriter,


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broker or any other person acting on behalf of the holders of Registrable Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse the holders of Registrable Shares, such underwriter, such broker or such other person acting on behalf of the holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of Registrable Shares or underwriter specifically for use in the preparation thereof.

                  In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary

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prospectus or final prospectus contained therein or otherwise filed with the
Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this
Section 7.

                  If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage,


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liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         SECTION 8. Underwriting Agreement. Notwithstanding the provisions of Sections 4, 5, 6, and 7, to the extent that the holders of Registrable Shares shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be of no force or effect with respect to such registration.

         SECTION 9. Information by Holders. Each of the holders of Registrable Shares proposing to sell the same pursuant to a registration to which this Agreement relates shall furnish to the Company such written information regarding the holders of Registrable Shares and the distribution proposed by such holders of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

         SECTION 10. Exchange Act Compliance. From the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the holders of Registrable Shares in supplying such information as may be necessary for such holders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         SECTION 11. No Conflict of Rights. The Company represents and warrants to the holders of Registrable Shares that the registration rights granted to the holders of Registrable Shares hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof,

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grant any registration rights which conflict with or impair the registration rights granted hereby.

         SECTION 12. Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Shares.


         SECTION 13. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the holders of Registrable Shares and, subject to Section 14, the respective successors and assigns of the Company and holders of Registrable Shares.

         SECTION 14. Assignment. Each holder of Registrable Shares may assign its rights hereunder to any purchaser or transferee acquiring all of such holder's Restricted Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the seller or transferor hereunder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement.

         SECTION 15. Entire Agreement. This Agreement, the Comdisco Warrant Agreements, the Galtney Warrant Agreement, and the other writings referred to therein or delivered pursuant thereto, contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         SECTION 16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (a) if to the Company, to:

                             Bone, Muscle and Joint, Inc.
                             4800 N. Federal Highway
                             Suite 104D
                             Boca Raton, Florida  33431
                             Attention:  President
                             Telecopier: (561) 391-1389;

                      with a copy to:


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                             O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention:  Lawrence G. Graev, Esq.;
                             Telecopier: (212) 408-2420; and

                  (b) if to any Holders, to the address of such Holders set forth on Schedule I hereto.


All such notices, requests, consents and other communications shall be deemed to have been delivered and received (a) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

         SECTION 17. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and the Holders; provided, however, that the Company may amend Schedule I hereto to reflect any changes to the Holders and the Registrable Shares owned by each such Holder.

         SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 19. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         SECTION 20. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                                  *   *   *  *

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Registration Rights Agreement as of the date first written above.

                                           BONE, MUSCLE AND JOINT, INC.

                                           By:_______________________________
                                              Name:
                                              Title:


                                           COMDISCO, INC.

                                           By:_______________________________
                                              Name:
                                              Title:


                                           GALTNEY CORPORATE SERVICES, INC.

                                           By:_______________________________
                                              Name:
                                              Title:

                                   SCHEDULE I


                                     Holders



Comdisco, Inc.
6111 North River Road
Rosemont, Illinois  60018
Attention:  James Labe, Venture Group
Telecopier:  (847) 518-5465

with a copy to:

Comdisco, Inc.
6111 North River Road
Rosemont, Illinois  60018
Attention:  General Counsel
Telecopier:  (847) 518-5088


Galtney Corporate Services, Inc.
820 Gessner, Suite 1000
Houston, Texas  77024-4259
Attention:  Karen Kassouf
Telecopier:  (713) 467-8031